EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2011, except for the second paragraph of Note 1 to the financial statements as to which the date is May 9, 2011, relating to the financial statements, which appears in Complete Genomics, Inc’s Registration Statement on Form S-1 (No. 333-174081). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

December 22, 2011